As filed with the Securities and Exchange Commission on March 3, 2022

Registration No. 333-234764

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Post-Effective Amendment No. 1 to
FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DIAMONDBACK ENERGY, INC.*
(and the subsidiary identified below in the Table of Co-Registrants)

(Exact Name of Registrant as Specified in Its Charter)

Delaware	45-4502447
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

500 West Texas, Suite 1200

Midland, Texas 79701

(432) 221-7400

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Teresa L. Dick

Executive Vice President, Chief Accounting Officer and Assistant Secretary

515 Central Park Drive, Suite 500

Oklahoma City, Oklahoma 73105

(405) 463-6900

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

John Goodgame

Akin Gump Strauss Hauer & Feld LLP

1111 Louisiana Street, 44th Floor

Houston, Texas 77002

(713) 220-8144

(713) 236-0822 (facsimile)

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

*Co-Registrant

Exact name of co-registrant as specified in its charter(1)	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification Number
Diamondback E&P LLC	Delaware	36-4728559

The address of the Co-Registrant is c/o Diamondback Energy, Inc., 500 West Texas, Suite 1200, Midland, Texas 79701 and the telephone number for the Co-Registrant is (432) 221-7400.

EXPLANATORY NOTE

This Post-Effective Amendment to the Registration Statement (File No. 333-234764) (this “Registration Statement”) is being filed solely for the purposes of (i) removing Diamondback O&G LLC, a Delaware limited liability company, the original co-registrant under this Registration Statement, which was merged out of existence and was succeeded in the merger, effective as of June 30, 2021, by Diamondback E&P LLC, a Delaware limited liability company (the “Co-Registrant”) and a wholly owned subsidiary of Diamondback Energy, Inc. The Co-Registrant may be the guarantor of some or all of the debt securities with respect to which offers and sales are registered under this Registration Statement. No other changes or additions are being made hereby to the base prospectus that already forms a part of this Registration Statement. Accordingly, such base prospectus is being omitted from this filing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

SEC registration fee	(1)
Legal fees and expenses	(2)
Accounting fees and expenses	(2)
Trustee fees and expenses	(2)
Printing expenses	(2)
Miscellaneous expenses	(2)
Total	(2)

(1)	In accordance with Rules 456(b) and 457(r) of the Securities Act, the SEC registration fee will be paid at the time of any particular offering of securities under this Registration Statement, and is therefore not currently determinable.
(2)	The additional estimated amounts, if any, of fees and expenses to be incurred in connection with any offering of debt securities will be determined from time to time and reflected in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

Limitation of Liability

Section 102(b)(7) of the Delaware General Corporation Law (“DGCL”) permits a corporation, in its certificate of incorporation, to limit or eliminate, subject to certain statutory limitations, the liability of directors to the corporation or its stockholders for monetary damages for breaches of fiduciary duty, except for liability:

•	for any breach of the director’s duty of loyalty to the company or its stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	in respect of certain unlawful dividend payments or stock redemptions or repurchases; and

•	for any transaction from which the director derives an improper personal benefit.

In accordance with Section 102(b)(7) of the DGCL, Section 9.1 of our amended and restated certificate of incorporation, which is referred to herein as our certificate of incorporation, provides that that no director shall be personally liable to us for any of our stockholders for monetary damages resulting from breaches of their fiduciary duty as directors, except to the extent such limitation on or exemption from liability is not permitted under the DGCL. The effect of this provision of our certificate of incorporation is to eliminate out rights and those of its stockholders (through stockholders’ derivative suits on our behalf) to recover monetary damages against a director for breach of the fiduciary duty of care as a director, including breaches resulting from negligent or grossly negligent behavior, except, as restricted by Section 102(b)(7) of the DGCL. However, this provision does not limit or eliminate our rights or the rights of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s duty of care.

If the DGCL is amended to authorize corporate action further eliminating or limiting the liability of directors, then, in accordance with our certificate of incorporation, the liability of our directors to us or our stockholders will be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or amendment of provisions of our certificate of incorporation limiting or eliminating the liability of directors, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to further limit or eliminate the liability of directors on a retroactive basis.

Indemnification under Certificate of Incorporation and Bylaws

Section 145 of the DGCL permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Our certificate of incorporation provides that we will, to the fullest extent authorized or permitted by applicable law, indemnify our current and former directors and officers, as well as those persons who, while directors or officers of our corporation, are or were serving as directors, officers, employees or agents of another entity, trust or other enterprise, including service with respect to an employee benefit plan, in connection with any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, against all expense, liability and loss (including, without limitation, attorney’s fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by any such person in connection with any such proceeding. Notwithstanding the foregoing, a person eligible for indemnification pursuant to our certificate of incorporation will be indemnified by us in connection with a proceeding initiated by such person only if such proceeding was authorized by our board of directors, except for proceedings to enforce rights to indemnification and advancement of expenses.

The right to indemnification conferred by our certificate of incorporation is a contract right that includes the right to be paid by us the expenses incurred in defending or otherwise participating in any proceeding referenced above in advance of its final disposition, provided, however, that if the DGCL requires, an advancement of expenses incurred by our officer or director will be made only upon delivery to us of an undertaking, by or on behalf of such officer or director, to repay all amounts so advanced if it is ultimately determined by final judicial decision that such person is not entitled to be indemnified for such expenses under our certificate of incorporation or otherwise.

The rights to indemnification and advancement of expenses will not be deemed exclusive of any other rights which any person covered by our certificate of incorporation may have or hereafter acquire under law, our certificate of incorporation, our bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

Any repeal or amendment of provisions of our certificate of incorporation affecting indemnification rights, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision. Our certificate of incorporation also permits us, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other that those specifically covered by our certificate of incorporation.

Our bylaws include the provisions relating to advancement of expenses and indemnification rights consistent with those set forth in our certificate of incorporation. In addition, our bylaws provide for a right of indemnitee to bring a suit in the event a claim for indemnification or advancement of expenses is not paid in full by us within a specified period of time. Our bylaws also permit us to purchase and maintain insurance, at our expense, to protect us and/or any director, officer, employee or agent of our corporation or another entity, trust or other enterprise against any expense, liability or loss, whether or not we would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Any repeal or amendment of provisions of our bylaws affecting indemnification rights, whether by our board of directors, stockholders or by changes in applicable law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing thereunder with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

Indemnification by Subsidiary Guarantor Co-Registrant

Diamondback E&P LLC is organized in the State of Delaware. Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to the standards and restrictions, if any, as are set forth in its limited liability company agreement, a Delaware limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. The limited liability company agreement of Diamondback E&P LLC provides for the indemnification of its members, managers and officers to the fullest extent permitted by law, including, but not limited to, indemnification of a member, manager or officer for expenses, attorneys’ fees, court costs, judgments, fines, amounts paid in settlement and other losses incurred because such member, manager or officer is or was a member, manager or officer of Diamondback E&P LLC, and may advance to them or reimburse them for expenses incurred in connection therewith.

Indemnification Agreements with Our Directors and Executive Officers

We have entered into indemnification agreements with each of our current directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also intend to enter into indemnification agreements with future directors and executive officers.

Indemnification and Insurance under the Merger Agreement with QEP Resources, Inc. (“QEP”)

We and the surviving corporation in the merger have agreed to, jointly and severally, indemnify, defend and hold harmless certain officers, directors and employees of QEP and its subsidiaries (the “indemnified persons”) against costs and liabilities (including attorneys’ and other professionals’ fees and expenses), arising, in whole or in part, out of the fact that such person is or was a director, officer or employee of QEP or any of its subsidiaries, a fiduciary under any QEP plan or any employee benefit plan of QEP’s its subsidiaries or is or was serving at the request of QEP or any of its subsidiaries as a director, officer, employee or agent of another entity or by reason of anything done or not done by such person in any such capacity, whether pertaining to any act or omission occurring or existing prior to or at, but not after, the effective time of the merger (such liabilities, the “indemnified liabilities”), including all indemnified liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to the merger agreement or the transactions contemplated by the merger agreement, in each case to the fullest extent such person is entitled to indemnification (including an advance of expenses) by QEP as of December 20, 2020 (whether pursuant to QEP’s organizational documents, pursuant to contract or under applicable law).

We and the surviving corporation in the merger have agreed that any amendment, repeal or other modification of any provision in the organizational documents of the surviving corporation or any of its subsidiaries in any manner that would adversely affect adversely the rights thereunder of any indemnified person to indemnification, exculpation and advancement in respect of the indemnified liabilities shall not be enforceable against the indemnified persons except to the extent required by applicable law, and then only to the minimum extent required by law, shall be prospective only, shall not limit or eliminate any such right with respect to any claim or action involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment, repeal or modification, and shall be disregarded for purposes of determining the rights of indemnified persons in respect of indemnified liabilities. We have agreed to, and will cause the surviving corporation to, fulfill and honor any indemnification, expense advancement or exculpation agreements between QEP or any of its subsidiaries and any of its directors, officers, employees or agents existing and in effect prior to December 20, 2020.

We and the surviving corporation in the merger will cause to be put in place, and we will fully prepay immediately prior to the effective time of the merger, customary “tail” insurance policies with a claims period of at least six years and in an amount and scope at least as favorable as QEP’s existing policies with respect to matters, acts or omissions existing or occurring at or prior to, but not after, the effective time of the merger. In no event will the aggregate cost of the directors’ and officers’ liability insurance exceed during the tail period 400% of the current aggregate annual premium paid by QEP for such purpose existing or occurring at or prior to, but not after, the effective time of the merger.

Other Indemnification Provisions

We may enter into an Underwriting Agreement in connection with a specific offering under which the underwriters will be obligated, under certain circumstances, to indemnify our directors and officers against certain liabilities, including liabilities under the Securities Act. Reference is made to the form of Underwriting Agreement to be filed as an Exhibit 1.1 or 1.2 to our Current Report on Form 8-K in connection with a specific offering.

Item 16. Exhibits.

The Exhibit Index filed herewith and appearing immediately before the signature page hereto is incorporated by reference in this Item 16, and the exhibits listed therein are filed as a part of this Registration Statement.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that subparagraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) of the Securities Act that is part of this Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant, pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Diamondback Energy, Inc.

Exhibit Index

Exhibit Number	Description

1.1#	Form of Underwriting Agreement.

2.1+	Agreement and Plan of Merger, dated as of December 20, 2020, by and among Diamondback Energy, Inc., Bohemia Merger Sub, Inc. and QEP Resources, Inc. (incorporated by reference to Exhibit 2.1 to the Form 8-K, File No. 001-35700, filed by Diamondback Energy, Inc. with the SEC on December 21, 2020).

3.1	Amended and Restated Certificate of Incorporation of Diamondback Energy, Inc. (incorporated by reference to Exhibit 3.1 to the Form 10-Q, File No. 001-35700, filed by Diamondback Energy, Inc. with the SEC on November 16, 2012).

3.2	Certificate of Amendment No. 1 of the Amended and Restated Certificate of Incorporation of Diamondback Energy, Inc. (incorporated by reference to Exhibit 3.1 to the Form 8-K, File No. 001-35700, filed by Diamondback Energy, Inc. with the SEC on December 12, 2016).

3.3	Certificate of Amendment No. 2 of the Amended and Restated Certificate of Incorporation of Diamondback Energy, Inc. (incorporated by reference to Exhibit 3.1 to the Form 8-K, File No. 001-35700, filed by Diamondback Energy, Inc. with the SEC on June 8, 2021).

3.4	Second Amended and Restated Bylaws of Diamondback Energy, Inc. (incorporated by reference to Exhibit 3.1 to the Form 8-K, File No. 001-35700, filed by Diamondback Energy, Inc. with the SEC on November 19, 2019).

4.1	Description of Diamondback Energy, Inc.’s Securities (incorporated by reference to Exhibit 4.6 to the Registration Statement on Form S-8, File No. 333-257561, filed by Diamondback Energy, Inc. with the SEC on June 30, 2021).

4.2	Specimen certificate for shares of common stock, par value $0.01 per share, of Diamondback Energy, Inc. (incorporated by reference to Exhibit 4.1 to Amendment No. 4 to the Registration Statement on Form S-1, File No. 333-179502, filed by Diamondback Energy, Inc. with the SEC on August 20, 2012).

4.3	Registration Rights Agreement, dated as of February 26, 2021, by and among Diamondback Energy, Inc., Guidon Operating LLC and Guidon Energy Holdings LP (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-3, File No. 333-255731, filed by Diamondback Energy, Inc. with the SEC on May 3, 2021).

4.4	Letter Agreement, dated as of April 27, 2021, by and among Diamondback Energy, Inc., Guidon Operating LLC and Guidon Energy Holdings LP relating to the Registration Rights Agreement referenced as Exhibit 4.2 hereto (incorporated by reference to Exhibit 4.4 to the Registration Statement on Form S-3, File No. 333-255731, filed by Diamondback Energy, Inc. with the SEC on May 3, 2021).

4.5	Indenture, dated as of December 5, 2019, between Diamondback Energy, Inc. and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Form 8-K, File No. 001-35700, filed by the Company with the SEC on December 5, 2019).

4.6	First Supplemental Indenture, dated as of December 5, 2019, among Diamondback Energy, Inc., Diamondback O&G LLC and Wells Fargo Bank, National Association, as trustee (including the form of the notes issued thereunder) (incorporated by reference to Exhibit 4.2 to the Form 8-K, File No. 001-35700, filed by the Company with the SEC on December 5, 2019).

4.7	Second Supplemental Indenture, dated as of May 26, 2020, among Diamondback Energy, Inc., Diamondback O&G LLC and Wells Fargo Bank, National Association, as trustee (including the form of the notes issued thereunder) (incorporated by reference to Exhibit 4.2 to the Form 8-K, File No 001-35700, filed by the Company with the SEC on May 26, 2020).

4.8	Third Supplemental Indenture, dated as of March 24, 2021, among Diamondback Energy, Inc., Diamondback O&G LLC and Wells Fargo Bank, National Association, as trustee (including the forms of the notes issued thereunder) (incorporated by reference to Exhibit 4.2 to the Form 8-K, File No. 001-35700, filed by the Company with the SEC on March 24, 2021).

4.9	Fourth Supplemental Indenture, dated as of June 30, 2021, among Diamondback E&P LLC, as successor in interest to Diamondback O&G LLC, each a subsidiary of the Company, the Company and Wells Fargo Bank, National Association, as trustee under the indenture (incorporated by reference to Exhibit 10.3 to the Form 10-Q, File No. 001-35700, filed by the Company with the SEC on August 5, 2021).

4.10	Form of Indenture between Diamondback Energy, Inc. and Wells Fargo Bank, National Association, as trustee (including any related guarantees) (including form of Debt Security) (incorporated by reference to Exhibit 4.9 to the Registration Statement on Form S-3ASR, File No. 333-234764, filed by the Company with the SEC on November 18, 2019).

5.1*	Opinion of Akin Gump Strauss Hauer & Feld LLP as to the validity of the debt securities being registered.

22.1	List of Issuers and Guarantor Subsidiaries (incorporated by reference to Exhibit 22.1 to the Form 10-Q, File No. 001-35700, filed by Diamondback Energy, Inc. with the SEC on August 5, 2021).

23.1*	Consent of Akin Gump Strauss Hauer & Feld LLP (included on Exhibit 5.1).

23.2*	Consent of Grant Thornton LLP with respect to Diamondback Energy, Inc.’s financial statements.

23.3*	Consent of Ryder Scott Company, L.P. with respect to the Diamondback Energy, Inc. reserve report.

23.4*	Consent of Ryder Scott Company, L.P. with respect to the Viper Energy Partners LP reserve report.

24.1**	Powers of Attorney.

25.1**	Form T-1 Statement of Eligibility of Trustee.

107*	Filing Fee Table.

*	Filed herewith.
**	Previously filed.
#	To be filed, if applicable, by a post-effective amendment to this Registration Statement or incorporated by reference pursuant to a Current Report on Form 8-K.
+	The schedules (or similar attachments) referenced in this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule (or similar attachment) will be furnished supplementally to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Midland, Texas on the 3rd day of March, 2022.

DIAMONDBACK ENERGY, INC.

By:	/s/ Teresa L. Dick
Teresa L. Dick Chief Accounting Officer, Executive Vice President and Assistant Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on March 3, 2022.

NAME	TITLE

* Travis D. Stice	Chief Executive Officer (principal executive officer), Chairman of the Board (Director)

* Kaes Van’t Hof	President and Chief Financial Officer (principal financial officer)

/s/ Teresa L. Dick Teresa L. Dick	Chief Accounting Officer, Executive Vice President and Assistant Secretary (principal accounting officer)

* Steven E. West	Director

Vincent K. Brooks	Director

* Michael P. Cross	Director

* David L. Houston	Director

Stephanie K. Mains	Director

* Mark L. Plaumann	Director

* Melanie M. Trent	Director

*By:	/s/ Matt Zmigrosky
Matt Zmigrosky
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the co-registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Midland, Texas on the 3rd day of March, 2022.

DIAMONDBACK ENERGY, INC.

By:	/s/ Teresa L. Dick
Teresa L. Dick Chief Accounting Officer, Executive Vice President and Assistant Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on March 3, 2022.

NAME	TITLE

* Travis D. Stice	Chief Executive Officer (principal executive officer)

* Kaes Van’t Hof	President and Chief Financial Officer (principal financial officer)

/s/ Teresa L. Dick Teresa L. Dick	Chief Accounting Officer, Executive Vice President and Assistant Secretary (principal accounting officer)

Diamondback Energy, Inc., as Sole Member of Diamondback E&P LLC

By:	/s/ Teresa L. Dick
Teresa L. Dick Chief Accounting Officer, Executive Vice President and Assistant Secretary

*By:	/s/ Matt Zmigrosky
Matt Zmigrosky
Attorney-in-Fact